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                                                                     EXHIBIT 5.1

                                October 13, 2000

Vastera, Inc.
45025 Aviation Drive
Suite 200
Dulles, VA  20166

                  Re: Vastera, Inc. Post-Effective Amendment No. 1 to Registration Statement on Form S-1 for 6,900,000 Shares of Common Stock

Ladies and Gentlemen:

                  We have acted as counsel to Vastera, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company of 6,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and up to 900,000 shares of Common Stock which the underwriters will have an option to purchase from the Company solely to cover over-allotments (collectively, the "Shares"), pursuant to the Company's Registration Statement on Form S-1, as amended and declared effective on September 27, 2000 (the "Registration Statement").

                  This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit
5.1 to the Post-Effective Amendment No. 1 to Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement incorporated by reference in the Post-Effective Amendment No. 1 to Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

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                                                                   Vastera, Inc.
                                                                          Page 2

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                            Very truly yours,

                                            /s/ BROBECK, PHLEGER & HARRISON LLP